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                                                                     EXHIBIT 4.3

                          FIRST SUPPLEMENTAL INDENTURE

                                     BETWEEN

                          TRANSKARYOTIC THERAPIES, INC.

                                       AND

                              THE BANK OF NEW YORK

                                   MAY 4, 2004

                                  TO INDENTURE
                             DATED AS OF MAY 4, 2004
                           PROVIDING FOR THE ISSUANCE
                            OF SENIOR DEBT SECURITIES

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                               TABLE OF CONTENTS

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ARTICLE ONE THE 2011 NOTES...............................................................              2

         SECTION 101. DESIGNATION OF 2011 NOTES; ESTABLISHMENT OF FORM...................              2
         SECTION 102. AMOUNT 3
         SECTION 103. INTEREST...........................................................              3
         SECTION 104. DENOMINATIONS......................................................              4
         SECTION 105. PLACE OF PAYMENT...................................................              4
         SECTION 106. REDEMPTION.........................................................              4
         SECTION 107. DISCHARGE OF LIABILITY ON 2011 NOTES...............................              4
         SECTION 108. CONVERSION.........................................................              4
         SECTION 109. MATURITY...........................................................              4
         SECTION 110. REPURCHASE.........................................................              4
         SECTION 111. OTHER TERMS OF 2011 NOTES..........................................              5

ARTICLE TWO AMENDMENTS TO THE INDENTURE..................................................              5

         SECTION 201. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............              5
         SECTION 202. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE................              8
         SECTION 203. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES...................              8
         SECTION 204. CANCELLATION.......................................................              9
         SECTION 205. REDEMPTION.........................................................              9
         SECTION 206. MAINTENANCE OF OFFICE OR AGENCY....................................             10
         SECTION 207. EVENTS OF DEFAULT; LIMITATION ON SUITS.............................             11
         SECTION 208. SUPPLEMENTAL INDENTURES............................................             13
         SECTION 209. COMPANY MAY CONSOLIDATE, ETC.......................................             16
         SECTION 210. CONVERSION.........................................................             17

ARTICLE THREE MISCELLANEOUS PROVISIONS...................................................             36

         SECTION 301. INTEGRAL PART......................................................             36
         SECTION 302. GENERAL DEFINITIONS................................................             36
         SECTION 303. ADOPTION, RATIFICATION AND CONFIRMATION............................             36
         SECTION 304. COUNTERPARTS.......................................................             36
         SECTION 305. GOVERNING LAW......................................................             36

ANNEX A - FORM OF 2011 NOTE
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                          TRANSKARYOTIC THERAPIES, INC.

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of May 4, 2004, is made between Transkaryotic Therapies, Inc., a Delaware corporation (the "COMPANY") and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE"). All terms defined in the Indenture and used in this Supplemental Indenture but not specifically defined herein are used herein as so defined.

                               W I T N E S S E T H

         WHEREAS, the Company has executed and delivered to the Trustee an Indenture, of even date herewith (the "INDENTURE"), providing for the issuance from time to time of its debentures, notes, bonds or other evidence of indebtedness in one or more fully registered series;

         WHEREAS, the Indenture provides for the Company's issuance from time to time of senior unsecured debt securities;

         WHEREAS, no Securities have heretofore been issued under the indenture and no securityholders currently exist thereunder;

         WHEREAS, Section 9.01(g) of the Indenture provides that the Company and the Trustee may from time to time without the consent of any Securityholders enter into one or more indentures supplemental to the Indenture to establish the form and terms of Securities of any series, including redemption, conversion and repurchase terms and procedures;

         WHEREAS, Section 2.01 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

         WHEREAS, the Company desires to issue a series of 1.25% senior convertible notes due May 15, 2011 under the Indenture, and has duly authorized the creation and issuance of such notes and the execution and delivery of this Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

         WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such convertible senior debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

         WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an Opinion of Counsel to the effect that the execution of this Supplemental Indenture is authorized or permitted by the Indenture;

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         WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

                                  ARTICLE ONE

                                 THE 2011 NOTES

SECTION 101. DESIGNATION OF 2011 NOTES; ESTABLISHMENT OF FORM.

         There shall be a series of securities designated "1.25% Senior Convertible Notes Due May 15, 2011" of the Company (the "2011 NOTES"), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and which may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2011 Notes, as evidenced by their execution of the 2011 Notes.

         Securities of this series need not be issued at the same time and, unless specifically provided otherwise, this series may be reopened, without the consent of the Holders, for issuances of additional securities of such series.

         The 2011 Notes will initially be issued in permanent form as a Global Security (as defined in the Indenture), substantially in the form set forth in Annex A hereto, as a book-entry security. Each Global Security shall represent such of the Outstanding 2011 Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding 2011 Notes from time to time endorsed thereon and that the aggregate amount of Outstanding 2011 Notes represented thereby may from time to time be increased or reduced to reflect exchanges, conversions, repurchases and redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding 2011 Notes represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having the beneficial interest in the Global Security.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

         The Company shall maintain an office or agency where the 2011 Notes may be presented for purchase or payment ("PAYING AGENT") and an office or agency where the 2011 Notes may

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be presented for conversion ("CONVERSION AGENT"). The Company may have one or more additional paying agents and one or more additional conversion agents.

         The Company shall enter into an appropriate agency agreement with any Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of the Indenture and this Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent or Conversion Agent.

         The Company initially appoints the Trustee to act as its agent, Paying Agent and Conversion Agent with respect to the 2011 Notes.

SECTION 102. AMOUNT.

         (a) The Trustee shall authenticate and deliver 2011 Notes for original issue in an initial aggregate Principal Amount of up to $100,000,000 upon a Company Order for the authentication and delivery of the 2011 Notes, without any further action by the Company.

         (b) The Company may not issue new 2011 Notes to replace 2011 Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 14 of the Indenture.

SECTION 103. INTEREST.

                  The 2011 Notes shall bear interest at the rate and from the date specified on the face of the form of 2011 Note attached as Annex A hereto. Interest shall be payable semi-annually in arrears on each Interest Payment Date to holders of record on the Regular Record Date immediately preceding such Interest Payment Date. Interest on the 2011 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Interest on the 2011 Notes shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from May 4, 2004, until the Principal Amount is paid or duly made available for payment.

         Interest on any 2011 Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any 2011 Note shall be made by check mailed to the address of the Holder specified in the register of Securities, provided, however, that, with respect to any Holder with an aggregate Principal Amount in excess of $2,000,000, at the request of such Holder in writing to the Company, interest on such Holder's Securities shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least ten days prior to the applicable Interest Payment Date. In the case of a Global Security, interest payable on any Interest Payment Date will be paid by wire transfer of immediately available funds to the account of the

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Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

SECTION 104. DENOMINATIONS.

         The 2011 Notes shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.

SECTION 105. PLACE OF PAYMENT.

         The "PLACE OF PAYMENT" for the 2011 Notes and the place or places where the 2011 Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2011 Notes is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

SECTION 106. REDEMPTION.

         (a) There shall be no sinking fund for the retirement of the 2011
Notes.

         (b) The Company, at its option, may redeem the 2011 Notes in accordance with the provisions of and at the redemption price set forth under the captions "Redemption" and "Notice of Redemption" in the 2011 Notes and in accordance with the provisions of the Indenture, including, without limitation, Article Three thereof.

SECTION 107. DISCHARGE OF LIABILITY ON 2011 NOTES.

         Article 11 of the Indenture shall be applicable to the 2011 Notes as amended by Section 211 hereto.

SECTION 108. CONVERSION.

         The 2011 Notes shall be convertible in accordance with the provisions and at the conversion price set forth under the caption "Conversion" in the 2011 Notes and in accordance with any applicable provisions of the Indenture, including, without limitation, Article 14 thereof.

SECTION 109. MATURITY.

         The Stated Maturity of the 2011 Notes is May 15, 2011.

SECTION 110. REPURCHASE.

         The Company, at the option of the Holders thereof, shall repurchase the 2011 Notes in accordance with the provisions of and at the Fundamental Change Repurchase Price as set forth under the caption "Purchase of 2011 Notes at Option of Holder Upon a Fundamental Change" in

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the 2011 Notes and in accordance with the provisions of the Indenture, including, without limitation, Article 15 thereof.

SECTION 111. OTHER TERMS OF 2011 NOTES.

         Without limiting the foregoing provisions of this Article One, the terms of the 2011 Notes shall be as set forth in the form of 2011 Notes set forth in Annex A hereto and as provided in the Indenture. In the event of a conflict or inconsistency between the Indenture and this First Supplement, this First Supplement will control.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

         The amendments contained herein shall apply to the 2011 Notes only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2011 Notes. These amendments shall be effective for so long as any 2011 Notes remain Outstanding.

SECTION 201. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.

         Section 101 of the Indenture is amended by inserting, amending or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such Person's equity interest (however designated) issued by that Person.

         "Change of Control Event" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, sale of all or substantially all the Company's consolidated assets or otherwise) in connection with which all or substantially all of the Company's Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all Common Stock or American Depositary Shares that:

         - is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

         - is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market System or any similar United States system of automated dissemination of quotations of securities prices.

         "Closing Price" with respect to the Company's Common Stock on any date means the closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System or the principal U.S. securities exchange on which the Company's Common Stock is then listed, or, if the Company's Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System and is not listed on a U.S. national or regional exchange or, as reported on the principal other market on which the

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Company's Common Stock is then traded. In the absence of such quotations, the
Board of Directors of the Company will make a good faith determination of the sale price.

         "Common Stock" means the shares of Common Stock, par value $0.01 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

         "Conversion Agent" has the meaning specified in Section 1.01 hereto.

         "Conversion Date" has the meaning specified in Section 14.02(a) hereto.

         "Conversion Price" has the meaning specified in Section 14.01(c) hereto.

         "Conversion Rate" has the meaning specified in Section 14.01(c) hereto.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration, except that, with respect to presentation of the 2011 Notes for payment or registration of transfers or exchanges and the location of the register, such term means the office or agency of the Trustee at which at any particular time its principal corporate trust business shall be conducted, which at the date of original execution of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York 10286.

         "Current Market Price" has the meaning specified in Section 14.06(f) of the Indenture.

         "Determination Date" has the meaning specified in Section 14.06(d) of the Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Expiration Date" has the meaning specified in Section 14.06(e) of the Indenture.

         "Expiration Time" has the meaning specified in Section 14.06(e) of the Indenture.

         "Fundamental Change" means any transaction or event resulting in either a Change of Control Event or a Termination of Trading.

         "Fundamental Change Company Notice" has the meaning specified in
Section 15.01(b) of the Indenture.

         "Fundamental Change Repurchase Date" has the meaning specified in
Section 15.01(a) of the Indenture.

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         "Fundamental Change Repurchase Notice" has the meaning specified in
Section 15.01(b) of the Indenture.

         "Fundamental Change Repurchase Price" has the meaning specified in
Section 15.01(a) of the Indenture.

         "Global Securities" has the meaning specified in Section 101 hereof.

         "Holder" means a person in whose name a security is registered on the Registrar's books.

         "interest", when used with respect to the 2011 Notes means any interest payable under the terms of the 2011 Notes.

         "Interest Payment Date" means May 15 and November 15 of each year, commencing November 15, 2004.

         "Issue Date" of any 2011 Note means the date on which the 2011 Note was originally issued as specified on the face of the 2011 Note.

         "Issue Price" of any 2011 Note means, in connection with the original issuance of such 2011 Note, the initial issue price at which the 2011 Note is sold to the public as set forth on the face of the 2011 Note.

         "Notice of Conversion" has the meaning specified in Section 14.02(a) of the Indenture.

         "Principal Amount" of a 2011 Note means the Principal Amount as set forth on the face of the 2011 Note.

         "Purchased Shares" has the meaning specified in 14.05 of the Indenture.

         "Registrar" has the meaning specified in Section 4.02 of the Indenture.

         "Redemption Price" has the meaning specified in the Securities.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the May 1 or November 1 next preceding such Interest Payment Date (whether or not a Business Day).

         "Rights Plan" has the meaning specified in Section 14.06(c) of the Indenture.

         "Sale Price" means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market System or its successors.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

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         "Surviving Entity" has the meaning specified in Section 10.01 of the
Indenture.

         "Termination of Trading" means the Company's Common Stock or other common stock into which the 2011 Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on the Nasdaq National Market System or any similar United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

         "Trading Day" means (x) if the applicable security is quoted on the Nasdaq National Market System or Nasdaq SmallCap Market, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

         "Trigger Event" has the meaning specified in Section 14.06(c) of the Indenture.

         "Triggering Distribution" has the meaning specified in Section 14.06(d) of the Indenture.

         "2011 Notes" means the 1.25% Senior Convertible Notes due August 2011 of the Company authorized by resolution of the Board of Directors.

SECTION 202. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Indenture shall be amended by replacing clause (d) of Section 2.05 with the following paragraph:

                  "(d) The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption or (iii) to exchange or register a transfer of any 2011 Note or portion thereof in respect of which a Fundamental Change Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a 2011 Note in part, the portion not to be purchased). The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11 hereof."

SECTION 203. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

         The Indenture shall be amended by replacing the fifth sentence of the first paragraph of Section 2.07 with the following sentence:

                  "In case any Security that has matured or is about to mature, or is about to be repurchased by the Company upon a Fundamental Change or redeemed by the Company on a Redemption Date, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of

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         the same (without surrender thereof except in the case of a mutilated
         Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in the case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and the of the ownership thereof."

SECTION 204. CANCELLATION.

         The first sentence of Section 2.08 of the Indenture shall be amended by inserting the word "conversion" in the first sentence thereof, following the word "redemption".

Section 205. REDEMPTION.

         Article III of the Indenture shall be amended by:

                  (a) Section 3.01 of the Indenture is amended to read in its entirety as follows:

                  "Section 3.01 Redemption

                   Prior to May 20, 2007, the 2011 Notes are not redeemable. Thereafter, the 2011 Notes are redeemable as follows:

                  (a) At any time on or after May 20, 2007 and before May 20, 2009, the 2011 Notes are redeemable for cash, in whole or in part, at a Redemption Price equal to 100% expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid interest, to, but excluding, the Redemption Date, provided that the Closing Price of the Company's Common Stock is greater than 145% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the written notice is mailed to the Trustee of the Company's redemption; provided further that such notice date shall be at least 20 days but not more than 60 days prior to the Redemption Date; and

                  (b) At any time on or after May 20, 2009, the 2011 Notes are redeemable for cash, in whole or in part, at the option of the Company at the Redemption Price equal to 100% expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid interest, to, but excluding, the Redemption Date."

                  (b) Section 3.02 of the Indenture is amended by replacing the words "90 days" with the words "60 days".

                  (c) A new Section 3.07 shall be inserted as follows:

         "Section 3.07.  Conversion Arrangement on Call for Redemption

                  In connection with the 2011 Notes, the Company may arrange for the purchase and conversion of any 2011 Notes called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2011 Notes by paying to a

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         Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2011 Notes, is not less than the Redemption Price of such 2011 Notes. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price of such 2011 Notes, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.07 shall relieve the Company of its obligation to pay the Redemption Price on the 2011 Notes called for redemption. If such an agreement is entered into, any 2011 Notes called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Fourteen) surrendered by such purchasers for conversion, all as of 11:00 A.M. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2011 Notes are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of the 2011 Notes. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2011 Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2011 Notes between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein."

SECTION 206. MAINTENANCE OF OFFICE OR AGENCY.

         Section 4.02 of the Indenture shall be amended by replacing it with the following:

                  "So long as any series of the Securities remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Securities of that series may be presented for payment, (ii) Securities of that series may be presented as herein above authorized for registration of transfer and exchange (the "Registrar"), (iii) Securities of that series may be surrendered as herein authorized for conversion and (iv) notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such

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         required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices, surrenders and demands."

SECTION 207. EVENTS OF DEFAULT; LIMITATION ON SUITS.

         (a) Clause (a)(1) of Section 6.01 of the Indenture is amended to read in its entirety as follows:

                  "(1) the Company defaults in the payment of any installment of interest upon any of the Securities of that series, as and when the same shall become due, and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose;"

         (b) Clause (a)(2) of Section 6.01 of the Indenture is amended by inserting the words "upon repurchase (including upon a Fundamental Change)," in the first sentence thereof, following the word "redemption".

         (c) Clause (a)(3) of Section 6.01 of the Indenture is amended by replacing the phrase "90 days" with the phrase "60 days".

         (d) Clause (a)(4) of Section 6.01 of the Indenture is renumbered as clause (a)(7).

         (e) Section 6.01(a) of the Indenture is amended by included the following new clauses (4), (5) and (6):

         "(4) the Company defaults in the performance of its obligation to convert the 2011 Notes upon the exercise of a Holder's rights pursuant to Article 14 and continuance of such default for a period of 10 days;

         (5) the Company or any Subsidiary defaults in the payment of the principal or interest on any loan, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of the indebtedness of the Company or any of its Subsidiaries for money borrowed in excess of $10,000,000 in the aggregate (other than the indebtedness for borrowed money secured only by the real property where the indebtedness relates and which is non-recourse to the Company or to any Subsidiary, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable prior to its Stated Maturity, and such acceleration shall not have been rescinded or annulled within 30 days after the date on which written notice of such acceleration has been received by the Company or such Subsidiary from the Trustee or by the Trustee, the Company and such Subsidiary by holders of at least 25% in principal amount of the Securities of that series at the time Outstanding;

         (6) the Company fails to give the Fundamental Change Notice;"

         (c) Section 6.01(b) of the Indenture is amended by: (i) inserting the words "(other than an Event of Default as specified in Section 6.01(a)(7)" after the words "such case"; (ii) inserting the words "plus accrued and unpaid interest, if any, to the acceleration date" after the words "the same" and (iii) inserting the following words at the end of the paragraph:

         "If an Event of Default specified in Section 6.01(a)(7) occurs, the principal of all the Securities of that series, plus accrued and unpaid interest, if any, to the acceleration date, shall be immediately and automatically due and payable without necessity of further action."

         (c) Section 6.01(c) of the Indenture is amended by inserting the words "and the Redemption Price or Fundamental Change Repurchase Price, as applicable on", in the first sentence following the phrase, "the principal of (and premium, if any, on)".

         (d) Section 6.02(a) of the Indenture is amended by replacing the phrase "90 Business Days" with the phrase "30 days" and inserting the words, "or repurchase (including upon a Fundamental Change)", following the word "redemption".

         (e) Section 6.03 of the Indenture is amended by replacing the words "and interest" in the third paragraph with the words ", Redemption Price, Fundamental Change Repurchase Price and interest, as the case may be" and deleting the words "for principal (and premium, if any) and interest, respectively" at the end of that paragraph.

         (f) Section 6.04 of the Indenture shall be amended by replacing the second paragraph of that section with the following:

                           "Notwithstanding anything contained herein to the
                  contrary, any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date or in the case of a Fundamental Change, to receive the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date), as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity."

         (g) Section 6.06 of the Indenture is amended by: (i) inserting the words "the Redemption Price or the Fundamental Change Repurchase Price," following the words "or premium, if any," in the third sentence and inserting the words "the Redemption Price or the Fundamental Change Repurchase Price" following the words "and any premium" in the third sentence and (ii) inserting the following phrase following the words "except a default" in the third sentence:

                  "(a) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Security then Outstanding and (b)"

         (h) Section 6.07 of the Indenture is amended by inserting the words "or the Redemption Price or the Fundamental Change Repurchase Price" following the words "(or premium, if any)".

         (i) Section 6.08 below is hereby added in its entirety to the Indenture.

         Section 6.08. Unconditional Right of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Fundamental Change Repurchase Price or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities in accordance with Article 14, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         (j) Section 6.09 below is hereby added in its entirety to the Indenture.

         Section 6.09. Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 208. SUPPLEMENTAL INDENTURES.

         (a) Section 9.01 of the Indenture shall be amended by replacing the entire section with the following:

         "In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust

         Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities of any series;

                  (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

                  (c) to provide for a successor Trustee with respect to the Securities of any series;

                  (d) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect;

                  (e) to add any additional Events of Default for the benefit of the Holders;

                  (f) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of any series any property or assets;

                  (g) to increase the Conversion Rate of the Securities of any series; provided, however, that such increase shall be in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders of the Securities of any series;

                  (h) to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities of any series; provided that such change or modification does not adversely affect the interests of the Holders of the Securities of any series;

                  (i) to make any change or modification necessary in connection with the registration of the Securities of any series under the Securities Act; provided that such change or modification does not adversely affect the interests of the Holders of Securities of any series;

                  (j) to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders of Securities of any series in any material respect;

                  (k) to reopen a series of securities and to issue additional securities of such series pursuant to the terms of this Indenture.

                  The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02."

         (b) Section 9.02 of the Indenture shall be amended by replacing the lettered clauses (i) and (ii) of that section with the following:

                  (a) reduce the rate of or extend the time for payment of interest, if any, on the Security of any series;

                  (b) reduce the Principal Amount of, or extend the Stated Maturity of, any Security of any series;

                  (c) make any change that impairs or adversely affects the conversion rights of any Securities of any series;

                  (d) reduce the Redemption Price or Fundamental Change Repurchase Price of any Security of any series or amend or modify in any manner adverse to the Holders of Securities of any series the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

                  (e) modify the provisions with respect to the right of Holders to cause the Company to repurchase Securities of any series upon a Fundamental Change in a manner adverse to Holders of Securities of any series;

                  (f) make any interest or principal on a Security of any series payable in money other than that stated in the Security of any series or other than in accordance with the provisions of this Indenture;

                  (g) impair the right of any Holder to receive payment of the Principal Amount of or interest on a Holder's Securities of any series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities of any series;

                  (h) reduce the quorum or voting requirements under this Indenture;

                  (i) change the ranking of the Securities of any series in a manner adverse to the Holders of the Securities of any series;

                  (j) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

                  (k) reduce the percentage in Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

                  (l)      modify any of the provisions of this Section 9.02 or
                           Section 6.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby."

SECTION 209. COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS

         Article 10 of the Indenture is amended by replacing Sections 10.01,
10.02 and 10.03 with the following:

         "Section 10.01.  Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

         (a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "SURVIVING ENTITY"), (1) shall be either (a) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, or (b) organized under the laws of a jurisdiction outside of the United States and has common stock traded on a national securities exchange in the United States and a worldwide total market capitalization of its equity securities before giving effect to the consolidation or merger of at least US$2 billion, and (2) the Surviving Entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

         (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

         (c) the Company or the Surviving Entity has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture.

         Section 10.02.  Successor Entity Substituted.

         (a) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

         (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate."

SECTION 210. CONVERSION.

         The Indenture is amended by adding the following Article Fourteen:

                                   ARTICLE XIV

                            CONVERSION OF 2011 NOTES

         Section 14.01.  Conversion Privilege.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any 2011 Note or any portion of the principal amount at which is $1,000 or an integral multiple of $1,000 at Stated Maturity thereof may be converted based on the principal amount at Stated Maturity thereof, or of such portion thereof, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the date of issuance of the 2011 Notes and expire at the close of business on the date provided for in the 2011 Notes with respect to such 2011 Notes. In case a 2011 Note or portion thereof is called for redemption, such conversion right in respect of the 2011 Note or portion so called shall expire at the close of business on the second Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

            (b) Conversion Period. Notwithstanding the foregoing, if such 2011
Note is submitted or presented for repurchase pursuant to Article 15, such conversion right shall terminate at the close of business on the Business Day prior to the Fundamental Change Repurchase Date for such 2011 Note or such earlier date as the Holder presents such 2011 Note for repurchase (unless the Company shall default when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2011 Note is repurchased).

            (c) Conversion Rate; Conversion Price. The conversion rate per 2011 Note (the "CONVERSION Rate") shall be that set forth in under the caption "Conversion" in the 2011 Notes, subject to adjustment as herein set forth. The initial Conversion Rate is 54.0972 shares of Common Stock per $1,000 principal amount of Securities. The "CONVERSION PRICE" at any particular time is determined by dividing $1,000 by the then-applicable Conversion Rate and rounded to the nearest cent.

         (d) Delivery of Officers' Certificate. If any of the 2011 Notes is convertible by the Holders into Common Stock, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the fact that such 2011 Notes are so convertible, (ii) the date as of which the 2011 Notes are convertible, (iii) the reason why the 2011 Notes are convertible and (iv) the Conversion Rate at which the 2011 Notes are convertible. Unless and until a Trust Officer of the Trustee receives such Officers' Certificate, the Trustee may assume without inquiry that the 2011 Notes are not convertible. Whenever any fact set forth in an Officers' Certificate delivered pursuant to this Section
14.01 changes, the Company shall deliver to the Trustee a new Officers' Certificate setting forth the correct information. Unless and until a Trust Officer receives such a correcting Officers' Certificate, the Trustee may assume without inquiry that the last Officers' Certificate delivered to it remains in full force and effect and is correct is every respect.

         (e) 2011 Notes Converted in Whole or in Part. Provisions of this Indenture that apply to conversion of all of a 2011 Note also apply to conversion of a portion of a 2011 Note.

         (f) Rights of Holders. A Holder of 2011 Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its 2011 Notes to Common Stock, and only to the extent such 2011 Notes are deemed to have been converted into Common Stock pursuant to this Article 14.

         (g) Payment of Interest. Except as provided in the following sentence, Holders will not receive any cash payment representing accrued and unpaid interest upon conversion of a 2011 Note and accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. Notwithstanding the previous sentence, if a 2011 Note shall be surrendered for conversion during the period from the close of business on any Regular Record Date for the payment of interest through the close of business on corresponding Interest Payment Date, the Holder of such 2011 Note (or portion thereof being converted) at the close of business on such Regular Record Date shall receive the interest payable on the corresponding Interest Payment Date notwithstanding the conversion. Such a 2011 Note must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such Interest Payment Date on the Principal Amount being converted; provided, however, that no such payment shall be required if (i) the 2001 Notes surrendered for conversion shall have been called for redemption by the Company on a Redemption Date that is after such Regular Record Date but prior to the corresponding Interest Payment Date or (ii) there shall exist at the time of conversion a default in the payment of interest on the 2011 Notes. Except where 2011 Notes surrendered for conversion must be accompanied by payment as described above, no interest on converted 2011 Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         Section 14.02. Conversion Procedure.

         (a) To convert a 2011 Note, a Holder must (i) complete and manually sign the conversion notice on the back of the 2011 Note or facsimile of the conversion notice and deliver such notice to a Conversion Agent, (ii) surrender the 2011 Note to a Conversion Agent or, in the case of a Global Security, deliver, or cause to be delivered, by book-entry delivery an interest in such 2011 Note, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (iii) in the case of a Global Security, complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, (v) pay any amount as required by
Section 14.01(g), if applicable, and (vi) pay any transfer or similar tax, if required. Such notice is hereinafter referred to as a "NOTICE OF CONVERSION." A 2011 Note shall be deemed to have been converted as of the close of business on the date (the "CONVERSION DATE") on which the Holder has complied with the immediately preceding sentence of this clause (a) of Section 14.02. Anything herein to the contrary notwithstanding, in the case of Global Securities, a Notice of Conversion shall be delivered and such 2011 Notes shall be surrendered for conversion in accordance with the rules and procedures of the Depositary as in effect from time to time.

         (b) The Company will, as soon as practicable after the Conversion Date, issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, in book-entry form, the number of full shares of Common Stock, if any, to which such Holder shall be entitled. The Person or Persons entitled to receive such Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a 2011 Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a 2011 Note, such Person shall no longer be a Holder of such 2011 Note. Except as otherwise provided in Section 14.06, no payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a 2011 Note.

         (c) If a Holder converts more than one 2011 Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of 2011 Notes converted.

         (d) Upon surrender of a 2011 Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2011 Note equal in principal amount to the unconverted portion of the 2011 Note surrendered.

         (e) If the last day on which 2011 Note may be converted is not a Business Day in a place where a Conversion Agent is located, the 2011 Notes may be surrendered to that Conversion Agent on the next succeeding Business Day.

         (f) Holders that have already delivered a Fundamental Change Repurchase Notice with respect to a 2011 Note may not surrender such 2011 Note for conversion until the Fundamental Change Repurchase Notice has been withdrawn in accordance with the procedures set forth in Article 15.

         Section 14.03. Fractional Shares.

         The Company will not issue fractional shares of Common Stock upon conversion of 2011 Notes. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined, (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

         Section 14.04. Taxes on Conversion.

         If a Holder converts a 2011 Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         Section 14.05. Company to Provide Stock.

         (a) The Company shall, prior to issuance of any 2011 Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding 2011 Notes into shares of Common Stock (including after taking into account any adjustments to the Conversion Rate pursuant to Section 14.06).

         All shares of Common Stock delivered upon conversion of the 2011 Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of 2011 Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the New York Stock Exchange, the Nasdaq National Market System or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the 2011 Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

         Section 14.06. Adjustment of Conversion Rate.

         The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any 2011 Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such 2011 Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) Subject to the last paragraph of Section 14.06(c), in case the Company shall issue rights or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price per share of Common Stock on the Business Day immediately prior to the date of announcement of such issuance, the Conversion Rate in effect shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such announcement by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

         (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 14.06), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 14.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below) or the detachment of such rights to the extent set forth in the second following paragraph), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below and the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a 2011 Note shall have the right to receive upon conversion the amount of Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each 2011 Note on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 14.06 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         In the event that the Company has in effect a preferred shares rights plan ("Rights Plan"), upon conversion of the 2011 Notes into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holders of 2011 Notes will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Company's Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of the 2011 Notes, the Conversion Rate will be adjusted as provided in this Section 14.06(c) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan that would allow a Holder to receive upon conversion, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), shall not constitute a distribution of rights or warrants pursuant to this
Article 14.

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.06 (and no adjustment to the Conversion Rate under this Section 14.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this clause (c) of Section
14.06. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.06 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

            (d) In case the Company shall, by dividend or otherwise, at any time distribute cash (a "TRIGGERING DISTRIBUTION") to all or substantially all holders of its Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect on the Business Day (the "DETERMINATION DATE") immediately preceding the day on which such Triggering Distribution is declared by the Company by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date, and the denominator shall be the Current Market Price per share of the Common Stock on the Determination Date less the aggregate amount of cash so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a Triggering Distribution for purposes of this clause (d) or (e) of
Section 14.06.

         (e) In case the Company or any of its Subsidiaries shall purchase any shares of the Company's Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with clause (f) of Section 14.06), and the denominator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with clause (f) of Section 14.06). For purposes of this clause (e) of Section 14.06, the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this clause (e) of Section 14.06 to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this
Section 14.06(e). For purposes of this clause (e) of Section 14.06, the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

         (f) For the purpose of any computation under clauses (b), (c) and (d) of Section 14.06, the current market price (the "CURRENT MARKET PRICE") per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days commencing 11 Trading Days before (i) the Determination Date, with respect to distributions under subsection (c) of this Section 14.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (d) of this Section 14.06. For purposes of any computation under subsection (e) of this Section 14.06, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date.

         (g) In any case in which this Section 14.06 shall require that an adjustment be made following a record date, an announcement date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 14.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 14.09) issuing to the Holder of any 2011 Note converted after such record date or announcement date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or announcement date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such announcement date or effective date or Determination Date or Expiration Date had not occurred.

         Section 14.07. No Adjustment.

         (a) No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

         (b) No adjustment in the Conversion Rate shall be made pursuant to this
Section 14.06 if the Holders may participate in the transaction that would otherwise give rise to an adjustment pursuant to Section 14.06.

         (c) Other than as described above in Section 14.06, no adjustment to the Conversion Rate shall be required for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

         (d) Except as provided in Section 14.01(g), no payment or adjustment to the Conversion Rate shall be required for accrued and unpaid interest.

         Section 14.08. Adjustment for Tax Purposes.

         The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 14.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         Section 14.09. Notice of Conversion Rate Adjustment.

         Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Holders of 2011 Notes a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

         Section 14.10. Notice of Certain Transactions. In the event that:

         (a) the Company takes any action which would require an adjustment in the Conversion Rate;

         (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

         (c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 14.10.

         Section 14.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

         If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the 2011 Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 14.06); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2011 Note then outstanding shall have the right to convert such 2011 Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such 2011 Note immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 14. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the 2011 Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 14.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 14.11, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2011 Notes upon the conversion of their 2011 Notes after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

         Section 14.12. Trustee's Disclaimer.

         The Trustee shall have no duty to determine when an adjustment under this Article 14 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 14.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2011 Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article 14.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 14.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 14.11.

         Section 14.13. Voluntary Increase.

         The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if the Board of Directors determines that such increase would be in the best interest of the Company or the Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of our Common Stock in connection with any stock or rights dividend or distribution or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Rate.

         Section 14.14. Company Determination Final.

         Any determination that the Company or the Board of Directors must make pursuant to this Article 14 shall be conclusive if made in good faith and in accordance with the provisions of this Article 14, absent manifest error, and set forth in a resolution of the Board of Directors.

SECTION 216. REPURCHASE AT OPTION OF HOLDER; REPURCHASE UPON CHANGE IN CONTROL; TAX EVENTS.

         The Indenture is amended by inserting the following new Article 15:

                                   ARTICLE XV

               REPURCHASE OF 2011 NOTES UPON A FUNDAMENTAL CHANGE

         Section 15.01. Repurchase of 2011 Notes at Option of the Holder Upon Fundamental Change.

         (a) General. If prior to the Stated Maturity there shall have occurred a Fundamental Change, 2011 Notes shall be repurchased by the Company at a price (the "FUNDAMENTAL CHANGE REPURCHASE PRICE") equal to 100% of the Principal Amount plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined below) on a date specified by the Company that is not less than 25 days nor more than 35 days after the date of the mailing of a Fundamental Change Company Notice pursuant to clause (b) of this
Section 15.01 (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), at the option of the Holder thereof, in accordance with the following procedures; provided that the Company shall not be required to repurchase the 2011 Notes pursuant to this
Section 15.01 if the Sale Price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Fundamental Change and the public announcement of the Fundamental Change equals or exceeds 110% of the Conversion Price of the 2011 Notes in effect on each of those five Trading Days.

         (b) Company Notice of Fundamental Change. Within 15 days after the occurrence of a Fundamental Change, the Company shall, if Holders have the right to require the Company to repurchase 2011 Notes hereunder, deliver a written notice of Fundamental Change (the "FUNDAMENTAL CHANGE COMPANY NOTICE") by first-class mail or by overnight courier to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder of a 2011 Note and shall state:

                  (i) the events causing a Fundamental Change and the date of such Fundamental Change;

                  (ii) the date by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 15.01;

                  (iii) the Fundamental Change Repurchase Date;

                  (iv) the Fundamental Change Repurchase Price;

                  (v) whether the Fundamental Change Repurchase Price will be paid in cash, shares of Common Stock or a combination thereof, specifying the percentages of each;

                  (vi) if shares of Common Stock will be used to pay all or part of the Fundamental Change Repurchase Price, state:

                           (a) the method for valuing the shares of Common
                  Stock to be delivered in connection with the repurchase; and

                           (b) that holders of the 2011 Notes will bear the
                  market risk with respect to the value of the shares of Common Stock to be delivered from the date the number of shares is determined;

                  (vii) the name and address of the Paying Agent and the Conversion Agent;

                  (viii) the Conversion Rate applicable on the date of the Fundamental Change Company Notice;

                  (ix) that 2011 Notes as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 14 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (x) that 2011 Notes must be surrendered to the Paying Agent for cancellation to collect payment;

                  (xi) that the Fundamental Change Repurchase Price for any 2011 Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such 2011 Note as described in clause (x) above;

                  (xii) the procedures the Holder must follow to exercise rights under this Section 15.01;

                  (xiii) the conversion rights of the 2011 Notes;

                  (xiv) the procedures for withdrawing a Fundamental Change Repurchase Notice;

                  (xv) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, 2011 Notes covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and

                  (xvi) the CUSIP number of the 2011 Notes.

         At the Company's request, the Trustee shall give such Fundamental Change Company Notice in the Company's name and at the Company's expense; provided that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In connection with delivery of the Fundamental Change Company Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, or publish such information on the Company's website or through such other public medium as the Company may use at such time.

         (c) Fundamental Change Repurchase Notice. Holders must deliver to the Paying Agent:

                  (1) a written notice of repurchase (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE"), substantially in the form of Exhibit A hereto, at any time from the opening of business on the date of the Fundamental Change Company Notice until the close of business on Business Day prior to the Fundamental Change Repurchase Date stating:

                           (A) the certificate number (if such 2011 Note
                  is held other than in global form) of the 2011 Note which the Holder will deliver to be purchased;

                           (B) the portion of the Principal Amount of the
                  2011 Note which the Holder will deliver to be purchased, which portion must be in a Principal Amount of $1,000 or integral multiples thereof; and

                           (C) that such 2011 Note shall be purchased as
                  of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the 2011 Notes and in this Indenture; and

                  (2) the 2011 Note (if such 2011 Note is held other than in global form) to the Paying Agent for cancellation prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 15.01 only if the 2011 Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 15.01, a portion of a 2011 Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the repurchase of all of a 2011 Note also apply to the repurchase of such portion of such 2011 Note.

         Any repurchase by the Company contemplated pursuant to the provisions of this Section 15.01 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the 2011 Note.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

         (d) Payment of Fundamental Change Repurchase Price. The 2011 Notes to be repurchased pursuant to this Section 15.01 shall be paid for in cash; provided that if a Fundamental Change occurs as a result of a Change of Control Event, the 2011 Notes to be repurchased may be paid for, in whole or in part, at the election of the Company, in cash or Common Stock or any combination of cash and Common Stock, subject to the conditions set forth in clause (e) of this
Section 15.01.

         (e) Conditions for Election to Pay Fundamental Change Repurchase Price in Common Stock. If the Company elects to pay all or any portion of the Fundamental Change Repurchase Price in Common Stock, the number of shares of Common Stock to be paid will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in shares of Common Stock by (ii) 97% of the average Closing Price of the shares of Common Stock for the five Trading Day period ending on the second Business Day immediately preceding the Fundamental Change Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Fundamental Change Repurchase Date, of any event described in Section 13.06, subject to the next succeeding paragraph. The Company shall designate, in the Fundamental Change Company Notice delivered pursuant to clause (b) of Section 15.01, whether it will repurchase the 2011 Notes for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Fundamental Change Repurchase Price of 2011 Notes in respect of which it will pay in cash or shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all 2011 Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each holder whose 2011 Notes are repurchased pursuant to this Section 15.01 shall receive the same percentage of cash or shares of Common Stock in payment of the Fundamental Change Repurchase Price for such 2011 Notes, except with regard to the payment of cash in lieu of fractional shares of Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Fundamental Change Company Notice to holders except as set forth in the next succeeding paragraph in the event of a failure to satisfy, prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock.

         The Company shall, at least three Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers' Certificate to the Trustee specifying:

                  (i) the manner of payment selected by the Company,

                  (ii) the information required by the Company Repurchase Notice pursuant to clause (b) of Section 15.01,

                  (iii) if the Company elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in this clause (e) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Fundamental Change Company Notice required by clause (b) of Section 15.01.

         The Company's right to exercise its election to repurchase 2011 Notes through the issuance of shares of Common Stock shall be conditioned upon:

                  (v) the Company's giving a timely Fundamental Change Company Notice containing an election to purchase all or a specified percentage of the 2011 Notes with shares of Common Stock as provided herein;

                  (vi) the registration of such shares of Common Stock under the 2011 Notes Act and, if required, the Exchange Act;

                  (vii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system;

                  (viii) any necessary qualification or registration of such shares of Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (ix) the receipt by the Trustee of an (A) Officers' Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of the 2011 Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the 2011 Notes, will be validly issued, fully paid and non-assessable and (c) an Officer's Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

         Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of 2011 Notes upon their Stated Maturity and the Closing Price of a share of Common Stock on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the third Business Day prior to the applicable Fundamental Change Repurchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and the Company has elected to repurchase the 2011 Notes through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the 2011 Notes in cash.

         Promptly after determination of the actual number of shares of Common Stock to be issued upon repurchase of 2011 Notes, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

         All shares of Common Stock delivered upon repurchase of the 2011 Notes shall be duly authorized, validly issued, fully paid and non-assessable.

         If a holder of a repurchased 2011 Note is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the holder shall pay any such tax which is due because the holder requests the Common Stock to be issued in a name other than the holder's name. The Trustee (or other paying agent appointed by the Company) may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder's name until the Trustee (or other paying agent appointed by the Company) receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         (f) Procedure Upon Repurchase. The Company shall deposit cash or Common Stock, if permitted hereunder, at the time and in the manner as provided in
Section 15.04, sufficient to pay the aggregate Fundamental Change Repurchase Price of all 2011 Notes to be purchased pursuant to this Section 15.01.

         Section 15.02. Effect of Fundamental Change Repurchase Notice.

         Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in clause (b) of Section 15.01, the Holder of the 2011 Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such 2011 Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such 2011 Note (provided the conditions in clause (b) of Section 15.01 have been satisfied) and (y) the time of delivery of such 2011 Note to the Paying Agent by the Holder thereof in the manner required by clause (b) of Section 15.01. 2011 Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 14 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Fundamental Change Repurchase Notice may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Fundamental Change Company Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date specifying:

                  (i) the Principal Amount of the 2011 Note with respect to which such notice of withdrawal is being submitted; and

                  (ii) the certificate number (if such 2011 Note is held in other than global form) of the 2011 Note in respect of which such notice of withdrawal is being submitted; and

                  (iii) the Principal Amount, if any, of such 2011 Note which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for purchase or repurchase by the Company.

         There shall be no repurchase of any 2011 Notes pursuant to Section
15.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2011 Notes, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such 2011 Notes). The Paying Agent will promptly return to the respective Holders thereof any 2011 Notes (x) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such 2011 Notes) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 15.03. Deposit of Fundamental Change Repurchase Price.

         Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the Fundamental Change Repurchase Price of all the 2011 Notes or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or Common Stock made pursuant to Section 15.03. If the Trustee or the Paying Agent holds, in accordance with the terms hereof, money, and/or shares of Common Stock sufficient to pay the Fundamental Change Repurchase Price of any 2011 Note for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Repurchase Date, such 2011 Note will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid).

         Section 15.04. 2011 Notes Repurchased in Whole or in Part.

         Any 2011 Note which is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2011 Note, without service charge, a new 2011 Note or 2011 Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2011 Note so surrendered which is not repurchased.

         Section 15.05. Covenant to Comply With Securities Laws Upon Repurchase of 2011 Notes.

         In connection with any offer to repurchase 2011 Notes under Section
15.01 (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 15.01 to be exercised in the time and in the manner specified in
Section 15.01.

         Section 15.06. Repayment to the Company.

         The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 15.03 exceeds the aggregate Fundamental Change Repurchase Price of the 2011 Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

SECTION 301. INTEGRAL PART.

         This First Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 302. GENERAL DEFINITIONS.

         For all purposes of this First Supplemental Indenture:

                  (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

                  (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this First Supplemental Indenture.

SECTION 303. ADOPTION, RATIFICATION AND CONFIRMATION.

         The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 304. COUNTERPARTS.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 305. GOVERNING LAW.

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

                                  TRANSKARYOTIC THERAPIES, INC.

                                  By: /s/ Michael J. Astrue
                                      __________________________________________

                                  Name: Michael J. Astrue
                                        ________________________________________

                                  Title: President and CEO
                                         _______________________________________

                                  THE BANK OF NEW YORK

                                  By: /s/ Kisha A. Holder
                                      __________________________________________

                                  Name: Kisha A. Holder
                                        ________________________________________

                                  Title: Assistant Vice President
                                         _______________________________________

                                     ANNEX A

                                 GLOBAL SECURITY

                         1.25% SENIOR CONVERTIBLE NOTES
                                DUE MAY 15, 2011

                          TRANSKARYOTIC THERAPIES, INC.

Issue Date: ___________                               Maturity: May 15, 2011

Principal Amount: $___________                           CUSIP: __________

Registered: No.  ___

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for the individual 2011 Notes represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         Transkaryotic Therapies, Inc., a Delaware corporation (herein called the "COMPANY", which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________ United States dollars ($_________) (which amount may from time to time be increased or decreased to reflect redemptions, repurchases, conversions, transfers or exchanges permitted under the terms of the Indenture, by adjustment made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on May 15, 2011 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on May 15 and November 15 (each, an "INTEREST PAYMENT DATE") of each year, commencing November 15, 2004, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 1.25%, from and including May 4, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any May 15 or November 15 will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the Regular Record Date, which shall be the May 1 and November 1 (whether or not a Business Day) next preceding such May 15 or November 15; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

         The Company shall pay Interest (i) on any Security in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written notice received from the registered holder thereof prior to the relevant Regular Record Date, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate principal amount in excess of $2,000,000) or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         This Security is convertible as specified on the other side of this Security.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ___________

                                            TRANSKARYOTIC THERAPIES, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

________________________________________
Corporate Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 2011 Notes of the series designated therein referred to in the within-mentioned Indenture.

                                            The Bank of New York, as Trustee

                                            ____________________________________
                                            Authorized Signature

                       [FORM OF REVERSE SIDE OF SECURITY]

                          TRANSKARYOTIC THERAPIES, INC.

                   1.25% SENIOR CONVERTIBLE NOTE DUE MAY 2011

         This Security is one of a duly authorized issue of senior unsecured securities of the Company (herein called the "SECURITIES"), issued and to be issued in one or more series under an Indenture, dated as of May 4, 2004, as amended by the First Supplemental Indenture thereto, dated as of May 4, 2004 (as so amended, herein called the "INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in an initial aggregate principal amount at Stated Maturity to $100,000,000.

         The indebtedness evidenced by the Securities is unsecured and unsubordinated senior indebtedness of the Company and ranks equally with the Company's other unsecured and unsubordinated senior indebtedness.

METHOD OF PAYMENT

         Cash payments in respect of principal and interest on the Securities shall be made by the Company in immediately available funds. Payments may be made in stock in certain circumstances as set forth in the Indenture.

SINKING FUND

         No sinking fund is provided for the Securities.

REDEMPTION

         Provisional Redemption. At any time on or after May 20, 2007 and before May 20, 2009, this Security may be redeemed for cash, in whole or in part, at 100% of the Principal Amount of the Securities (the "REDEMPTION PRICE"), together with accrued and unpaid interest to, but excluding, the Redemption Date, if the closing price of the Company's Common Stock is greater than 145% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date of notice of provisional redemption as described below under "Notice of Redemption by the Company", provided, however, that the notice date is at least 20 days but not more than 60 days prior to the Redemption Date.

         Optional Redemption. At any time on or after May 20, 2009, the Securities may be redeemed for cash, in whole or in part, at the option of the Company at the Redemption Price, together with accrued and unpaid interest to, but excluding, the Redemption Date.

         If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot; (ii) pro rata or
(iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION BY THE COMPANY

         Notice of redemption by the Company will be mailed by first-class mail at least 30 days but not more than 60 days, in the case of Optional Redemption, and at least 20 days but no more than 60 days, in the case of Provisional Redemption, before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Securities or portions thereof called for redemption.

CONVERSION

         A Holder of a Security may convert the Security into Common Stock at any time until the close of business on the Business Day prior to the Stated Maturity; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial conversion rate is 54.0972 shares of Common Stock per $1,000 Principal Amount of Securities at Stated Maturity, subject to adjustment in certain events described in the Indenture. This is equal to an initial conversion price of $18.49 per share of Common Stock. The Company will deliver cash or a check in lieu of any fractional Common Stock.

         Except as provided in the following sentence, holders will not receive any cash payment representing accrued and unpaid interest upon conversion of a Security and accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. Notwithstanding the previous sentence, if a Security shall be surrendered for conversion during the period from close of business on any Regular Record Date for the payment of interest through the close of business on the Business Day next preceding the following Interest Payment Date, the Holder of such Security (or portion thereof being converted) at the close of business on such Regular Record Date shall receive the interest payable on the corresponding Interest Payment Date notwithstanding the conversion. Such a Security must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such Interest Payment Date on the Principal Amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Securities.

         Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture.

         No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Security to the Conversion Agent or, in the case of a Global Security, deliver, or cause to be delivered, by book-entry delivery an interest in such Security, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (d) in the case of a Global Security, complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, (e) pay any amount due in respect of interest, if required, and (f) pay any transfer or similar tax, if required.

PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

         At the option of the Holder and subject to the terms and conditions of the Indenture, if prior to the Stated Maturity there shall have occurred a Fundamental Change, Securities shall be repurchased by the Company at the Fundamental Change Repurchase Price, equal to 100% of the Principal Amount plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, on a date specified by the Company that is not less than 25 days nor more than 35 days after the date of the mailing of a Fundamental Change Company Notice. The Fundamental Change Repurchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock as provided in the Indenture, or in any combination thereof. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

         Any Securities called for redemption, or as to which a Fundamental Change Repurchase Notice has been given but not withdrawn, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

INCREASE OR DECREASE IN GLOBAL SECURITY

         In the event of a deposit or withdrawal of an interest in this Security, including a redemption, repurchase, conversion, transfer or exchange of this Security in part only, the Trustee, as custodian for the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

AMENDMENT, SUPPLEMENT AND WAIVER

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

SUCCESSOR CORPORATION

         When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

         If an Event of Default with respect to any Security of this Series shall occur and be continuing, then in accordance with Section 6.01 of the Indenture, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2011 Notes may declare 100% of the Principal Amount plus accrued and unpaid interest, if any, to the acceleration date, of all of the 2011 Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such specified amount shall become immediately due and payable.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, or Fundamental Change Repurchase Price of or interest, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         No Service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

NO RECOURSE AGAINST OTHERS

         No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

AUTHENTICATION

         This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

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

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

CONVERSION NOTICE

         To convert this Security into Common Stock of the Company, check the box: [ ]

         To convert only part of this Security, state the Principal Amount to be converted (must be $1,000 or a multiple of $1,000): $__________________

         If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
                (Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________
            (Print or type other person's name, address and zip code)

Your Signature: _____________________________ Date: ____________________________

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by: ______________________________________________________

By: ______________________________

*The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.

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

                                    EXHIBIT A

                  Form of Fundamental Change Repurchase Notice

The Bank of New York
101 Barclay Street, Floor 8 West
New York, NY 10286
Attention: Corporate Trust Administration

                 Transkaryotic Therapies, Inc., (the "COMPANY")
                    1.25% Senior Convertible Notes Due 2011

         This is a Fundamental Change Repurchase Notice as defined in Section
15.01 of the Indenture dated as of May 4, 2004 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture dated as of May 4, 2004 between the Company and the Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities: ____________________

         I intend to deliver the following aggregate Principal Amount of Securities for repurchase by the Company pursuant to Section 15.01 of the Indenture (in multiples of $1,000):

$________________

         I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

_____________________________

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